BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

Exhibit 10.15

EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT

This Amendment No. 1 to Second Lien Credit Agreement (this “Amendment No. 1”) is dated as of March 1, 2018, by and among BrightView Acquisition Holdings, Inc., a Delaware corporation (“Holdings”, a successor to Garden Acquisition Holdings, Inc.), BrightView Landscapes, LLC, a Delaware limited liability company (the “Borrower”, a successor to Garden Merger Sub, LLC) and Credit Suisse AG, as administrative agent for the Lenders (the “Administrative Agent”) under the Second Lien Credit Agreement, dated as of December 18, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among inter alios Holdings, the Borrower, the Administrative Agent and the Lenders party thereto.

WHEREAS, the Borrower is changing its fiscal year-end from December 31 to September 30 (the “Fiscal Year Modification”), and pursuant to Section 9.10 of the Credit Agreement, Holdings and the Administrative Agent are authorized by the Lenders to make any adjustments to the Credit Agreement that are necessary in order to reflect the Fiscal Year Modification;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the parties hereto agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined in this Amendment No. 1 shall be defined in accordance with the Credit Agreement, and section references shall be references to the applicable sections in the Credit Agreement unless otherwise specified.

Section 2. Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1 Amendments to Section 1.1. (a) The definition of Asset Sale Prepayment Event is hereby amended by adding the following proviso at the end thereof:

“; provided that for the fiscal year of Holdings ending September 30, 2018, Net Cash Proceeds during the fiscal quarter ended December 31, 2017, shall be excluded from such calculation”

(b) The definition of Casualty Event is hereby amended by adding the following proviso at the end thereof:

“; provided that for the fiscal year of Holdings ending September 30, 2018, Net Cash Proceeds during the fiscal quarter ended December 31, 2017, shall be excluded from such calculation”

2.2 Amendment to Section 5.2(a)(ii). Section 5.2(a)(ii) is hereby amended by adding the following provision at the end thereof:

“ ; provided, that (i) no Excess Cash Flow payment hereunder shall be required for the fiscal year ended September 30, 2017, (ii) the Excess Cash Flow payment, if any, that would have been required to be made hereunder in respect of the fiscal year of Holdings ended December 31, 2017, if the fiscal year-end of Holdings had not been changed to September 30, shall be paid in respect of such period of four fiscal quarters ended December 31, 2017, no later than it would have been required to be made in respect of the fiscal year if it had ended on December 31, 2017, and (iii) the Excess Cash Flow payment, if any, required hereunder to be made in respect of the fiscal year of Holdings ending September 30, 2018, shall exclude any Excess Cash Flow from the calculation thereof, and any deductions from the required payment of Excess Cash Flow in respect thereof, for the fiscal quarter ended December 31, 2017.”

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

2.3 Amendment to Section 9.1(a). Section 9.1(a) is hereby amended by adding at the end thereof the following proviso:

“; provided that no such financial statements shall be required in respect of the period of four fiscal quarters ended December 31, 2017, and such financial statements in respect of the fiscal year of Holdings ended September 30, 2017, shall (i) cover the period of three fiscal quarters then ended, (ii) present comparative figures for the fiscal year ended December 31, 2016, and (iii) be delivered no later than such financial statements would have been required to be delivered for the fiscal year ended December 31, 2017, if the fiscal year-end of Holdings had not been changed to September 30”.

2.4 Amendment to Section 9.1(c). Section 9.1(c) is hereby amended by adding at the end thereof the following proviso:

“; provided that no such Projections shall be required in respect of the period of four fiscal quarters beginning January 1, 2018, and such Projections in respect of the fiscal year of Holdings beginning October 1, 2017, shall be delivered no later than such Projections would have been required to be delivered for the fiscal year beginning January 1, 2018, if the fiscal year-end of Holdings had not been changed to September 30”.

Section 3. Representations.

Each Credit Party hereby represents and warrants that:

3.1 All representations and warranties of the Credit Parties contained herein, in the Credit Agreement (as amended by this Amendment No. 1) or in the other Credit Documents shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be.

3.2 On the Amendment No. 1 Effective Date, no Default or Event of Default shall exist immediately before or after giving effect to the effectiveness hereof.

Section 4. Effectiveness. This Amendment shall be effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(a) this Amendment No. 1 shall have been executed and delivered by each of Holdings, Borrower and the Administrative Agent;

(b) all fees and out-of-pocket expenses required to be paid or reimbursed by Holdings and the Borrower pursuant to Section 13.5 of the Credit Agreement in connection with this Amendment No. 1 shall have been paid or reimbursed by (or on behalf of) Holdings and the Borrower;

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

(c) the representations and warranties in Section 3 of this Amendment No. 1 shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) on the Amendment No. 1 Effective Date.

Section 5. Miscellaneous.

5.1 Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any Credit Document to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement, as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby and this Amendment No. 1 will not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and will continue in full force and effect. This Amendment No. 1 is a Credit Document.

5.2 Reaffirmation. Each of the undersigned Credit Parties acknowledges (i) all of its Obligations (as amended hereby) are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Credit Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment No. 1, and (iii) the execution of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any other Secured Party, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

5.3 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.4 Expenses. Holdings and the Borrower agree to pay all costs and expenses required to be paid or reimbursed pursuant to Section 13.5 of the Credit Agreement in accordance therewith incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 1, including, without limitation, the reasonable costs, fees, expenses and disbursements of the Administrative Agent’s legal counsel.

5.5 Severability. Any term or provision of this Amendment No. 1 held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment No. 1, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

5.6 Entire Agreement. This Amendment No. 1 is specifically limited to the matters expressly set forth herein. This Amendment No. 1 and all other instruments, agreements and documents executed and delivered in connection with this Amendment No. 1 embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment No. 1, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

5.7 Governing Law; Submission to Jurisdiction, Venue. The provisions of Sections 13.12 and 13.13 of the Credit Agreement apply to this Amendment No. 1, mutatis mutandis.

5.8 JURY TRIAL WAIVER. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT NO. 1 OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page intentionally left blank.]

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Amendment No. 1 to Credit Agreement has been executed by the parties hereto as of the date first written above.

HOLDINGS:

BRIGHTVIEW ACQUISITION HOLDINGS, INC.

By:	/s/ Katriona Knaus
Name: Katriona Knaus
Title: Assistant Treasurer

BORROWER:

BRIGHTVIEW LANDSCAPES, LLC

By:	/s/ Katriona Knaus
Name: Katriona Knaus
Title: Assistant Treasurer

[Amendment No.1 Signature Page (BrightView Landscapes, LLC)]

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

THE ADMINISTRATIVE AGENT:

CREDIT SUISSE AG,
as Administrative Agent

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Amendment No.1 Signature Page (BrightView Landscapes, LLC)]